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                                                                    Exhibit 99.1

                                                      Please Mark Here
                                                     for Address Change
                                                        or Comments
THE BOARD OF DIRECTORS RECOMMENDS VOTES                     / /
"FOR" EACH OF PROPOSALS 1, 2, 3, 4 AND 5              SEE REVERSE SIDE

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1.      Adoption of the Agreement and Plan of Merger, by and between iPCS, Inc.
        and Horizon PCS, Inc.

        FOR                             AGAINST                         ABSTAIN
        / /                               / /                             / /

2.      Adoption of the amendment to the Restated Certificate of Incorporation

        FOR                             AGAINST                         ABSTAIN
        / /                               / /                             / /

        APPROVAL OF PROPOSALS 1 AND 2 IS A CONDITION UNDER THE TERMS OF THE AGREEMENT AND PLAN OF MERGER TO THE CONSUMMATION OF THE MERGER.

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3.      Election of Officers.
        Nominees:

        (01)  Timothy M. Yager
        (02)  Timothy C. Babich
        (03)  Donald L. Bell
        (04)  Eugene I. Davis
        (05)  Eric F. Ensor
        (06)  James F. Gaffney
        (07)  Kevin M. Roe

                     FOR all                        WITHHOLD
                 nominees listed                    AUTHORITY
              (except as indicated)*          for all nominees listed
                      / /                              / /

* INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THAT INDIVIDUAL'S NAME.

4. Approval of the Amended and Restated 2004 Long-Term Incentive Plan, including the reservation of an additional 250,000 shares of common stock that may be issued as awards under the Plan.

        FOR                             AGAINST                         ABSTAIN
        / /                               / /                             / /

5. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2005.

        FOR                             AGAINST                         ABSTAIN
        / /                               / /                             / /

6. The proxies are authorized to vote in their discretion upon all such other matters as may properly come before the Annual Meeting.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The undersigned hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

Signature ___________________________

Signature ___________________________

Date      ___________________________

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, THE SIGNATURES OF ALL SUCH PERSONS ARE REQUIRED. A CORPORATION SHOULD SIGN IN ITS FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER, STATING SUCH OFFICER'S TITLE. TRUSTEES, GUARDIANS, EXECUTORS AND ADMINISTRATORS SHOULD SIGN IN THEIR OFFICIAL CAPACITY, GIVING THEIR FULL TITLE AS SUCH. A PARTNERSHIP SHOULD SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON, STATING SUCH PERSON'S TITLE AND RELATIONSHIP TO THE PARTNERSHIP.

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        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 iPCS, INC.

        The undersigned stockholder(s) of iPCS, Inc., a Delaware corporation (the "Company"), hereby appoints Timothy M. Yager and Edmund L. Quatmann and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock, par value $0.01 per share, of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 10:00 a.m. local time, on June 30, 2005 and at any and all adjournments, postponements, continuations or reschedulings thereof (the "Annual Meeting"), with all the powers the undersigned would possess if personally present at the Annual Meeting, as directed on the reverse side.

        THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" EACH OF PROPOSALS 1, 2, 3, 4 AND 5 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

      (CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

   ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

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